UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2024 (March 12, 2024)

ARK RESTAURANTS CORP.
(Exact name of registrant as specified in its charter)

New York	1-09453	13-3156768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Fifth Avenue
New York, New York 10003
(Address of principal executive offices, with zip code)

Registrant’s telephone number, including area code: (212) 206-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	ARKR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).

       Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.
On March 12, 2024, Ark Restaurants Corp. (the "Company") held its Annual Meeting of Shareholders (the “Meeting”). The following matters were submitted to a vote of the Company’s shareholders at the Meeting: (i) the election of eight (8) directors to serve until the next annual meeting of the shareholders and until their successors are duly elected and qualified; (ii) the ratification of the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the 2024 fiscal year; and (iii) an advisory resolution approving the compensation of the Company's named executive officers.
At the Meeting, a total of 3,148,169 shares of the common stock of the Company (the “Common Stock”) voted in person or by proxy, out of 3,604,157 outstanding shares of Common Stock entitled to vote at the Meeting. Set forth below is the number of votes cast for, against, abstained/withheld, and broker non-votes as to each matter:
1. Election of a Board of Eight Directors:

Nominee	For	Withheld	Broker Non-Votes
Michael Weinstein	2,072,441	151,115	924,613
Steven Shulman	1,892,054	331,502	924,613
Anthony J. Sirica	2,069,597	153,959	924,613
Marcia Allen	1,914,447	309,109	924,613
Bruce R. Lewin	2,037,838	185,718	924,613
Vincent Pascal	1,891,614	331,942	924,613
Jessica Kates	2,073,255	150,301	924,613
Stephen Novick	1,862,348	361,208	924,613

2. Ratification of the appointment of CohnReznick LLP as independent auditors for the 2024 fiscal year:

For	Against	Abstained	Broker Non-Votes
3,142,366	5,023	780	—
3. Advisory resolution to approve compensation of the Company's named executive officers:

For	Against	Abstained	Broker Non-Votes
1,916,363	288,768	18,425	924,613

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARK RESTAURANTS CORP.

	By:	/s/ Michael Weinstein
Name: Michael Weinstein
Title: Chief Executive Officer

Date: March 13, 2024